Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Fourth Quarter and Full Year 2022 Results
New York City, NY – February 22, 2023 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter and full year ended December 31, 2022.
Reported GAAP net income of $27.2 million and $14.2 million for the three and twelve months ended December 31, 2022, respectively. Reported diluted earnings per share ("EPS") to common stockholders of $0.25 and $(0.38) for the three and twelve months ended December 31, 2022, respectively.
Reported Distributable Earnings (a non-GAAP financial measure) of $38.8 million and $116.1 million, or $0.37 and $1.07 per diluted common share on a fully converted basis(1), for the three and twelve months ended December 31, 2022, respectively.
Fourth Quarter 2022 Summary
•Produced a fourth quarter GAAP and Distributable Earnings ROE (a non-GAAP financial measure) of 6.4% and 9.2%, respectively
•Book value of $15.78 per diluted common share on a fully converted basis(1)
•Declared fourth quarter common stock cash dividend of $0.355, representing a 9.0% yield on book value
•GAAP and Distributable Earnings dividend coverage of 72% and 104%, respectively
•Closed $209 million of new loan commitments at a weighted average spread of 433 basis points
•Repurchased 485,316 shares of common stock at an average price of $11.42 per share for an aggregate of $5.5 million
Full Year 2022 Summary
•Produced a full year GAAP and Distributable Earnings ROE of (0.3)% and 6.6%, respectively
•Closed $2.3 billion of new loan commitments at a weighted average spread of 462 basis points, ending the year with a core portfolio aggregate principal balance of $5.3 billion
•Closed two managed Commercial Real Estate Collateralized Loan Obligations for a combined $2.0 billion with two-year re-investment periods and a blended weighted average cost of capital of SOFR+2.15% before transaction costs
•Repurchased 1,416,369 million shares of common stock at an average price of $11.71 per share for an aggregate of $16.6 million, which represents a $0.07 per share increase to book value
•Benefit Street Partners L.L.C., the Company's advisor (the "Advisor"), completed its $35 million share purchase program
Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “FBRT delivered strong fourth quarter results, posting our third consecutive quarter of distributable earnings growth. Our distributable earnings over-covered our fourth quarter dividend despite lower origination volume and a relatively flat portfolio. Importantly, our liquidity position of approximately $1.0 billion coupled with our low leverage of 2.5 times demonstrates our conservative balance sheet and puts us in a position to take advantage of attractive opportunities that may arise."
Further commenting on the Company's results, Michael Comparato, Head of Commercial Real Estate of the Advisor, added, “Similar to the third quarter, we were extremely selective on our fourth quarter originations. While our origination activity was intentionally lower, loan spreads continue to be meaningfully higher than prior quarters. We continue to position ourselves defensively in the current environment, while concurrently looking for opportunities. We are now originating at the most attractive spreads we have seen in recent years, and credit quality on new originations is improving simultaneously. With these levels and the continued benefit from higher SOFR rates, we expect our earnings to continue to perform well in this environment."

1 Fully converted per share information in this press release assumes applicable conversion of the Company's Series H and Series I preferred stock, which pursuant to their terms will automatically convert to common stock in the future, and the vesting of the Company's outstanding equity compensation awards.

Core portfolio: For the quarter ended December 31, 2022, the Company closed $209 million of loan commitments and funded $267 million of principal balance on new and existing loans. The Company received loan repayments of $247 million. The Company's core portfolio at the end of the quarter consisted of 161 loans with an aggregate principal balance of approximately $5.3 billion. The average loan size was approximately $33 million. Over 99% of the aggregate principal balance of the Company's portfolio is in senior mortgage loans with approximately 98% in floating rate loans and approximately 76% of the portfolio is collateralized by multifamily properties. During the quarter, two loans were added to the Company's watch list and three positions were added to foreclosure REO, two of which were previously on watch list. As of year-end, the Company had two non-performing loans.
Conduit: For the quarter ended December 31, 2022, the Company closed $24 million of fixed rate loans that were sold or will be sold through the Company's conduit program. For the same period, the Company sold $52 million of conduit loans.
Asset Current Expected Credit Loss ("CECL") Provision: During the quarter, the Company recognized an incremental increase in the CECL reserve of approximately $5.1 million.
Book Value
As of December 31, 2022, book value was $15.78 per diluted common share on a fully converted basis(1).
Share Repurchase Program
During the quarter, the Company repurchased 485,316 shares of the Company's common stock under the Company's $65 million share repurchase program. These shares were repurchased at an average gross price of $11.42 per share, inclusive of any broker's fees or commissions, for an aggregate of $5.5 million. As of December 31, 2022, the Company's current share repurchase program had $48.4 million of capacity remaining.
Distributable Earnings and Run-Rate Distributable Earnings
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans, derivatives and residential adjustable-rate mortgage pass-through securities ("ARM Agency Securities" or "ARMs"), including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) non-cash subordinated performance fee accruals, (vi) loan workout charges, (vii) certain other non-cash items, and (viii) impairments of acquisition assets related to the Capstead merger. Further, Run-Rate Distributable Earnings, a non-GAAP measure, presents Distributable Earnings before trading and derivative gain/loss on ARMs.
The Company believes that Distributable Earnings and Run-Rate Distributable Earnings provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings is a useful financial metric for existing and potential future holders of its common stock as historically, over time, Distributable Earnings has been an indicator of dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. The Company believes Run-Rate Distributable Earnings is a useful financial metric because it presents the Distributable Earnings of its core businesses, net of the impacts of the realized trading and derivative gain/loss on the residential adjustable-rate mortgage securities acquired from Capstead, which the Company is actively in the process of liquidating from its portfolio.
Distributable Earnings and Run-Rate Distributable Earnings do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Run-Rate Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Run-Rate Distributable Earnings included at the end of this release for further information.
Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended December 31, 2022 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
1 Fully converted per share information in this press release assumes applicable conversion of the Company's Series H and Series I preferred stock, which pursuant to their terms will automatically convert to common stock in the future, and the vesting of the Company's outstanding equity compensation awards.

Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, February 23, 2023 at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10174781/f5951cae6d. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com/?id=XFEkJiua. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of December 31, 2022, FBRT had approximately $6.2 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties, including but not limited to the risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$179,314	$154,929
Restricted cash	11,173	13,270
Commercial mortgage loans, held for investment, net of allowance for credit losses of $40,848 and $15,827 as of December 31, 2022 and December 31, 2021, respectively	5,228,928	4,211,061
Commercial mortgage loans, held for sale, measured at fair value	15,559	34,718
Real estate securities, trading, measured at fair value	235,728	4,566,871
Real estate securities, available for sale, measured at fair value, amortized cost of $220,635 as of December 31, 2022	221,025	—
Derivative instruments, measured at fair value	415	436
Other real estate investments, measured at fair value	—	2,074
Receivable for loan repayment (1)	42,557	252,351
Accrued interest receivable	34,007	30,109
Prepaid expenses and other assets	15,795	13,595
Intangible lease asset, net of amortization	54,831	48,472
Real estate owned, net of depreciation	127,772	90,048
Real estate owned, held for sale	36,497	—
Cash collateral receivable from derivative counterparties	—	56,767
Total assets	$6,203,601	$9,474,701
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,121,983	$2,162,190
Repurchase agreements - commercial mortgage loans	680,859	1,019,600
Repurchase agreements - real estate securities	440,008	4,178,784
Mortgage note payable	23,998	23,998
Other financing and loan participation - commercial mortgage loans	76,301	37,903
Unsecured debt	98,695	148,594
Derivative instruments, measured at fair value	64	32,295
Interest payable	12,715	2,692
Distributions payable	36,317	30,346
Accounts payable and accrued expenses	17,668	12,705
Due to affiliates	15,429	17,538
Intangible lease liability, net of depreciation	6,428	—
Total liabilities	$4,530,465	$7,666,645
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series C, $0.01 par value, 20,000 authorized and 1,400 issued and outstanding as of December 31, 2021	—	6,971
Redeemable convertible preferred stock Series D, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of December 31, 2021	—	89,684
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of December 31, 2022	89,748	—
Redeemable convertible preferred stock Series I, $0.01 par value, 1,000 authorized and 1,000 issued and outstanding as of December 31, 2022	5,000	—
Total redeemable convertible preferred stock	$94,748	$96,655
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of December 31, 2022 and 2021	258,742	258,742
Series F Preferred stock, $0.01 par value, 40,000,000 authorized, 39,733,299 issued and outstanding as of December 31, 2021	—	710,431
Common stock, $0.01 par value, 900,000,000 shares authorized, 82,992,784 and 43,965,928 issued and outstanding as of December 31, 2022 and 2021, respectively	826	441
Additional paid-in capital	1,602,247	903,264
Accumulated other comprehensive income (loss)	390	(62)
Accumulated deficit	(299,225)	(167,179)
Total stockholders' equity	$1,562,980	$1,705,637
Noncontrolling interest	15,408	5,764
Total equity	$1,578,388	$1,711,401
Total liabilities, redeemable convertible preferred stock and equity	$6,203,601	$9,474,701
______________________________________________________________________
(1) Includes $42.5 million and $187.0 million of cash held by the servicer related to the CLOs as of December 31, 2022 and 2021, respectively, as well as $0.1 million and $65.3 million of RMBS principal paydowns receivable as of December 31, 2022 and 2021, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2022	2021	2020
Income:
Interest income	$357,705	$216,890	$179,872
Less: Interest expense	165,708	60,835	66,556
Net interest income	191,997	156,055	113,316
Revenue from real estate owned	9,655	4,759	4,299
Total income	$201,652	$160,814	$117,615
Expenses:
Asset management and subordinated performance fee	26,157	28,110	15,178
Acquisition expenses	1,360	1,203	696
Administrative services expenses	12,928	7,658	13,120
Impairment of acquired assets	—	88,282	—
Professional fees	22,566	11,650	10,964
Share-based compensation expense	2,519	—	—
Real estate owned operating expenses	—	—	3,653
Depreciation and amortization	5,408	2,107	2,233
Other expenses	6,572	3,946	3,312
Total expenses	$77,510	$142,956	$49,156
Other (income)/loss:
Provision/(benefit) for credit losses	$36,115	$(5,192)	$13,296
Impairment losses on real estate owned assets	—	—	398
Realized (gain)/loss on extinguishment of debt	(15)	—	(3,678)
Realized (gain)/loss on sale of commercial mortgage loans, held for sale	354	(26)	(184)
Realized (gain)/loss on sale of real estate owned assets, held for sale	—	(9,809)	(1,851)
Realized (gain)/loss on sale of other real estate investments, measured at fair value	33	—	—
Realized (gain)/loss on sale of commercial mortgage loans, held for sale, measured at fair value	(2,358)	(24,208)	(15,931)
Unrealized (gain)/loss on commercial mortgage loans, held for sale, measured at fair value	511	(469)	75
Unrealized (gain)/loss on other real estate investments, measured at fair value	659	19	32
Trading (gain)/loss	119,220	36,128	10,137
Unrealized (gain)/loss on derivatives	15,840	(7,402)	995
Realized (gain)/loss on derivatives	(60,033)	(484)	12,486
Total other (income)/loss	$110,326	$(11,443)	$15,775
Income/(loss) before taxes	13,816	29,301	52,684
Provision/(benefit) for income tax	(399)	3,599	(2,062)
Net income/(loss)	$14,215	$25,702	$54,746
Net (income)/loss attributable to noncontrolling interest	216	—	—
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$14,431	$25,702	$54,746
Net income/(loss) attributable to common shareholders	$(27,310)	$(7,885)	$39,826

Basic net income per share	$(0.38)	$(0.18)	$0.90
Diluted net income per share	$(0.38)	$(0.18)	$0.90
Basic weighted average shares outstanding	71,628,365	43,419,209	44,384,813
Diluted weighted average shares outstanding	71,628,365	43,434,731	44,398,879

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings for the years ended December 31, 2022, December 31, 2021 and December 31, 2020 (dollars in thousands):

	Year Ended December 31,
	2022	2021	2020
GAAP Net Income	$14,215	$25,702	$54,746
Adjustments:
Depreciation and amortization	5,408	2,107	2,234
Impairment of Acquired Assets	—	88,282	—
CLO amortization acceleration (1)	(438)	250	264
Unrealized (gain)/loss on financial instruments (2)	17,010	(7,853)	1,102
Unrealized (gain)/loss - ARMs	43,557	20,670	—
Subordinated performance fee	(8,380)	9,846	—
Non-Cash Compensation Expense	3,485	—	—
Increase/(decrease) in provision for credit losses	36,115	(5,192)	13,296
Loan Workout Charges (3)	5,104	—	—
Impairment losses on real estate owned assets	—	—	398
Realized trading and derivatives (gain)/loss on ARMs	21,726	13,600	—
Run Rate Distributable Earnings (4)	$137,802	$147,412	$72,040
Realized trading and derivatives gain/(loss) on ARMs	(21,726)	(13,600)	—
Distributable Earnings	$116,076	$133,812	$72,040
7.5% Cumulative Redeemable Preferred Stock, Series E Dividend	$(19,367)	$(4,842)	$—
Noncontrolling interests in joint ventures net (income)/loss	216	—	—
Depreciation and amortization attributed to noncontrolling interests of joint ventures	(1,415)	—	—
Distributable Earnings attributable to stockholders and noncontrolling interests	95,510	128,970	72,040
Average Common Stock and Common Stock Equivalents	1,456,871	1,146,009	974,184
GAAP Net Income/(Loss) ROE	(0.3)%	1.8%	5.6%
Run-Rate Distributable Earnings ROE	8.0%	12.4%	7.4%
Distributable Earnings ROE	6.6%	11.3%	7.4%
GAAP Net Income/(Loss) Per Share, Diluted	$(0.38)	$(0.18)	$0.90
GAAP Net Income/(Loss) Per Share, Fully Converted (5)	$(0.06)	$0.33	$0.96
Run-Rate Distributable Earnings Per Share, Fully Converted (5)	$1.31	$2.23	$1.27
Distributable Earnings Per Share, Fully Converted (5)	$1.07	$2.02	$1.27
________________________
(1) Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings.
(2) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(3) Represents loan workout expenses the Company incurred, which the Company deems likely to be recovered.
(4) Distributable Earnings before realized trading and derivative gain/loss on residential adjustable-rate mortgage securities (“Run-Rate Distributable Earnings”) (a non-GAAP financial measure).
(5) Fully Converted assumes conversion of our Series H and Series I Preferred Stock, which by their terms automatically convert to common stock in the future, and the vesting of the Company's outstanding equity compensation awards.